Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Sierra Income Corporation, (the “Company”) for the quarter ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dean Crowe and Richard T. Allorto, Jr., as Chief Executive Officer and Chief Financial Officer, respectively, of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: May 14, 2021	By	/s/ Dean Crowe
Dean Crowe
Chief Executive Officer

Dated: May 14, 2021	By	/s/ Richard T. Allorto, Jr.
Richard T. Allorto, Jr.
Chief Financial Officer